UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009
THE WALKING COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22963	52-1868665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Gray Avenue, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 963-8727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed, since last report)

Item 2.01       Completion of Acquisition or Disposition of Assets.

On March 23, 2009, The Walking Company Holdings, Inc. issued a press release announcing its disposition of the Big Dogs outlet chain and its Financial Restructuring. A copy of the press release is attached as Exhibit 99.1 and that information is herein incorporated by reference.

Item 2.02       Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On March 23, 2009, The Walking Company Holdings, Inc. issued a press release announcing its sales results for the quarter and year ended December 31, 2008. A copy of the press release is attached as Exhibit 99.1.

Item 2.05       Costs Associated with Exit or Disposal Activities.

On March 23, 2009, The Walking Company Holdings, Inc. issued a press release announcing its disposition of the Big Dogs outlet chain and its Financial Restructuring. A copy of the press release is attached as Exhibit 99.1.

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On March 23, 2009, the Board of Directors of The Walking Company Holdings, Inc. unanimously approved the filing of a Form 25 with the SEC to voluntarily delist from the NASDAQ Global Market ("NASDAQ") its common stock on April 2, 2009.  On March 25, 2009, it notified the NASDAQ Stock Market of its intention to delist.  Approximately 10 days after the filing date of the Form 25, the company plans to file a Form 15 with the SEC to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended.

On March 23, 2009, The Walking Company Holdings, Inc. issued a press release announcing its intention to delist from NASDAQ. A copy of the press release is attached as Exhibit 99.1and that information is herein incorporated by reference.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 — Press Release of Big Dog Holdings, Inc., dated March 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALKING COMPANY HOLDINGS, INC.

Dated: March 26, 2009	By:	/s/ Anthony J Wall
Anthony J Wall, Secretary